UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2015

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7707 Gateway Blvd, Suite 140, Newark, California		94560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510.456.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 11, 2015, the Board of Directors of StemCells, Inc. (the “Company”) unanimously approved amendments to the Company’s Amended and Restated By-laws principally to add certain forum selection and fee shifting provisions to apply in the event of intra-partes disputes. The full text of the Company’s Amended and Restated By-laws, as revised, is attached hereto as Exhibit 3(ii).

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 11, 2015, StemCells, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”), at 2:00 p.m. local time, at the Company’s headquarters located at 7707 Gateway Blvd., Newark, California, pursuant to notice duly given. Only stockholders of record as of the close of business on April 17, 2015 were entitled to vote at the Annual Meeting. As of April 17, 2015, there were 69,376,450 shares of Company common stock outstanding and entitled to vote at the Annual Meeting, of which 47,608,363 shares of Company common stock were represented, in person or by proxy, constituting a quorum on all matters voted upon.

The final results of the stockholder vote on each proposal brought before the meeting were as follows:

Proposal Number 1 – The stockholders elected each of the two nominees to serve as Class III Directors for a three-year term expiring at the 2018 Annual Meeting.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Martin McGlynn	8,687,040	501,778	0
John Schwartz, Ph.D	8,689,644	499,174	0

Proposal Number 2 – The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,443,353	817,112	347,898	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

June 12, 2015	By:	Kenneth Stratton

Name: Kenneth Stratton
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

3.(ii)	Amended and Restated By-laws